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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 25, 1997


                                 THE 3DO COMPANY
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                     0-21336               94-3177293
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(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                               600 GALVESTON DRIVE
                             REDWOOD CITY, CA 94063
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          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (415) 261-3000

                                 NOT APPLICABLE
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




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Item 5.           OTHER EVENTS

         The 3DO Company (the "Registrant") has announced the execution of a definitive agreement pursuant to which Registrant will sell certain physical assets of Registrant's hardware systems business, assign ownership of certain intangible assets, and grant licenses and sublicenses covering certain intellectual property rights to Samsung Electronics Company, Ltd. ("Samsung") in exchange for a net cash payment of $20 million (the "Transaction"). The Transaction will close upon fulfillmentof Registrant's conditions to closing set forth in the definitive agreement and upon receipt by Registrant and Samsung of approval from the United States and Korean governments. The Transaction replaces the agreement in principle Registrant announced on January 29, 1997 to contribute Registrant's hardware systems business to a joint venture with Samsung.

         If Registrant does not meet its closing obligations for the Transaction, or if Registrant or Samsung cannot obtain the required government approvals, and the Transaction does not close, then Registrant will continue to incur certain expenses of its hardware systems business, which would divert funds from Registrant's Internet content and entertainment software operations. These and other risks associated with the Registrant's business are described in "Risk Factors" in Registrant's Annual Report on Form 10-K for the year ended March 31, 1996 and in Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996 filed with the Securities and Exchange Commission.




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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       The 3DO Company


                                       By:  /S/ TERRENCE SCHMID
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                                            Terrence Schmid
                                            Chief Financial Officer

Date:  May 13, 1997


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